Exhibit 31.2

CERTIFICATION

I, Michael J. Cunningham, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Aéropostale, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL J. CUNNINGHAM
Michael J. Cunningham
President — Chief Financial Officer
(Principal Financial Officer)

Dated:  December 3, 2010